Electropharmacology, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                          Year Ended December 31, 1997

                                                                                                           Merger
                                                                                                       --------------
                                                                               Historical
                                                                      ---------------------------
                                                                                                         Pro Forma        Pro Forma
                                                                          EPi             HTD           Adjustments       Combined
                                                                      ---------        ----------       -----------     -----------
Revenue:
  Rentals                                                              1,700,486             --                           1,700,486
  Sales                                                                  700,763             --                             700,763
                                                                      ----------       ----------       ----------       ----------
Total revenue                                                          2,401,249             --               --          2,401,249

Operating expenses:
  Cost of revenue                                                        611,702             --                             611,702
  Selling, general and administrative                                  3,177,031           89,972          196,987(1),(3) 3,463,990
  Research and development                                               214,686           28,070                           242,756
                                                                      ----------       ----------       ----------       ----------
Total operating expenses                                               4,003,419          118,042          196,987        4,318,448
                                                                      ----------       ----------       ----------       ----------
Loss from operations                                                  (1,602,170)        (118,042)        (196,987)      (1,917,199)

Other income  (expense)
  Interest expense                                                       (25,135)          (2,198)                          (27,333)
  Interest and other income                                                9,894              124                            10,018
  Loss on disposal of equipment                                          (30,506)                                           (30,506)
                                                                      ----------       ----------       ----------       ----------
Total other income  (expense)                                            (45,747)          (2,074)            --            (47,821)
                                                                      ----------       ----------       ----------       ----------
Net loss                                                              (1,647,917)        (120,116)        (196,987)      (1,965,020)
                                                                      ==========       ==========       ==========       ==========

Net loss per share - basic and diluted                                     (0.45)             (37)                            (0.20)
                                                                      ==========       ==========                        ==========

Weighted average number of common shares outstanding -
   basic and diluted                                                   3,697,611            3,247        6,172,095        9,869,706
                                                                      ==========       ==========                        ==========

[RESTUBBED TABLE]

                                                                                                                   Medical Device
                                                                                     Merger                          Divestiture
                                                                                  ------------                    ---------------
                                                                   Historical
                                                                  ------------
                                                                                    Pro Forma         Pro Froma      Pro Forma
                                                                      GBLP         Adjustments        Combined      Adjustments
                                                                  ------------    ------------      -----------   --------------
Revenue:
  Rentals                                                               --                            1,700,486     (1,700,486) (2)
  Sales                                                              118,018                            818,781       (700,763) (2)
                                                                  ----------      ----------         ----------     ----------
Total revenue                                                        118,018            --            2,519,267     (2,401,249)

Operating expenses:
  Cost of revenue                                                     92,619                            704,321       (611,702) (2)
  Selling, general and administrative                                193,169         133,333 (1)      3,790,492     (2,000,000) (2)
  Research and development                                              --                              242,756
                                                                  ----------      ----------         ----------     ----------
Total operating expenses                                             285,788         133,333          4,737,569     (2,611,702)
                                                                  ----------      ----------         ----------     ----------
Loss from operations                                                (167,770)       (133,333)        (2,218,302)       210,453

Other income  (expense)
  Interest expense                                                   (71,622)                           (98,955)        25,135  (2)
  Interest and other income                                           13,033                             23,051
  Loss on disposal of equipment                                                                         (30,506)
                                                                  ----------      ----------         ----------     ----------
Total other income  (expense)                                        (58,589)           --             (106,410)        25,135
                                                                  ----------      ----------         ----------     ----------
Net loss                                                            (226,359)       (133,333)        (2,324,712)       235,588
                                                                  ==========      ==========         ==========     ==========

Net loss per share - basic and diluted                                  --                                (0.24)
                                                                  ==========                         ==========

Weighted average number of common shares outstanding -
   basic and diluted                                                    --                            9,869,706        322,581
                                                                  ==========                         ==========


[RESTUBBED TABLE]

                                                                                               Elan
                                                                                           Transactions
                                                                                           ------------
                                                                        Pro Forma                                    Pro Forma
                                                                        Combined            Pro Forma                 Combined
                                                                     (as adjusted)          Adjustments             (as adjusted)
                                                                     -------------       ----------------         ----------------
Revenue:
  Rentals                                                                       --                                             --
  Sales                                                                      118,018                                        118,018
                                                                    ----------------      ----------------         ----------------
Total revenue                                                                118,018                  --                    118,018

Operating expenses:
  Cost of revenue                                                             92,619                                         92,619
  Selling, general and administrative                                      1,790,492                                      1,790,492
  Research and development                                                   242,756             7,500,000 (4)            7,500,000
                                                                    ----------------      ----------------         ----------------
Total operating expenses                                                   2,125,867             7,500,000                9,383,111
                                                                    ----------------      ----------------         ----------------
Loss from operations                                                      (2,007,849)           (7,500,000)              (9,265,093)

Other income  (expense)
  Interest expense                                                           (73,820)                                       (73,820)
  Interest and other income                                                   23,051                                         23,051
  Loss on disposal of equipment                                              (30,506)                                       (30,506)
                                                                    ----------------      ----------------         ----------------
Total other income  (expense)                                                (81,275)                 --                    (81,275)
                                                                    ----------------      ----------------         ----------------
Net loss                                                                  (2,089,124)           (7,500,000)              (9,346,368)
                                                                    ================      ================         ================

Net loss per share - basic and diluted                                         (0.20)
                                                                    ================

Weighted average number of common shares outstanding -
   basic and diluted                                                      10,192,287
                                                                    ================


(1) To record amortization of intangible assets acquired. An amortization period of 15 years is asumed. See Note 2.
(2) To reflect the sale of the Medical Device Division, including related depreciation expense and savings of 2,000,000 in SG&A costs, as if it had occurred on January 1, 1997
(3) To record additional stock issued as compensation of $63,654 to Arup Sen in accordance with employment agreement as if it had occurred on January 1, 1997. See Note 4
(4) To record the initial license fee ($7.5M) related to the Elan transaction. See Note 5.